Exhibit 10.17

Patent Licence Agreement

THIS AGREEMENT dated 09 June 2011 is between:

HYPERGENOMICS PTE. LIMITED (Hypergenomics) 165 Gangsa Road, Unit 01-70, Singapore 670165

and

VALIPHARMA LIMITED (ValiPharma or the Licensee) 140B High Street, Ongar, Essex, CM5 9JH, United Kingdom;

WHEREAS;

•

Certain patents, intellectual property, know-how and technical data collectively known as the Intellectual Property Rights (IPR) were licensed to ValiPharma (formally known as Cronos Therapeutics Ltd) through the Patent License Agreement (as amended) dated 19 October 2005 from Imperial Innovations Limited (formerly known as Imperial College Innovations Limited), a Company registered in England and Wales under Company number 02060639 whose principal place of business is 52 Princess Gate, Exhibition Road, London, SW7 2PG.

•

Rights to the IPR were subsequently sublicenced from ValiPharma to Belgium Volition SA (formerly known as ValiBio SA) under a Patent Licence Agreement dated 18th January 2008 and amended and superseded by a modification of that agreement dated 08th March 2010.

•

The IPR Licensed to ValiPharma and sublicensed to Belgium Volition SA that is the subject of the Agreement has been novated directly to Hypergenomics according to the Deed of Novation dated on or around the date of this agreement.

•

It is intended that ValiPharma will have exclusive rights to use the IPR solely for the development and sale of Companion Diagnostic Material in the Territory and within the Field specified herein.

DEFINITIONS

In this Agreement, the following words shall have the following meanings:

Affiliate

In relation to a Party, means any entity or person that Controls, is controlled by, or is under common Control with that Party. Except and insofar as Hypergenomics is an Affiliate of ValiPharma or vice a versa and were so to be would conflict the Parties or lead to a circular indemnity right or duty

Claims

All demands, claims and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature whatsoever and all costs and expenses (including without limitation legal costs) incurred in connection therewith.

Commencement Date

The date of this Agreement.

Companion Diagnostic

Material

A particular diagnostic lab test or kit that is specifically linked to a therapeutic drug either in the drugs development or in the clinic specifically for the purpose of drug selection or dosage.

Control

Direct or indirect beneficial ownership of 50% (or, outside a Party’s home territory, such lesser percentage as is the maximum, permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that Party, as the case may be.

Field

The development and/or sale of Companion Diagnostic Material for use only and specifically with products that ValiPharma or its Affiliate has, is or will be developing from its currently owned or licensed therapeutic development technologies - namely;

•

GeneICE as exemplified by patent nos. WO0102019, WO03033701 AND WO2004050885; and

•

The peptide therapeutic compound licenced from Cancer Research Technology (“CRT”) as exemplified by Patent No. WO2008113770.

Improvement

Any improvement, enhancement or modification to the Technology.

Indemnitees

Hypergenomics and its affiliates and their respective officers, directors, employees and representatives

Licensed Products

Any and all products that are manufactured, sold or otherwise supplied by the Licensee (including any Affiliate of the Licensee) which are within the Field.

Net Receipts

The sum of;

a) the Royalty Income and,

b) the Sub-licence Non-Royalty Income.

Net Sales Value

The aggregate amount invoiced for all Licensed Products sold by the Licensee or its Affiliates to independent third parties in arm’s length transactions exclusively for money or, where the sale is not at arm’s length, the price that would have been so invoiced if it had been at arm’s length, after deduction of all documented:

a) normal trade discounts actually granted and any credits  actually given for rejected or returned Licensed Products;

b) costs of packaging, insurance, carriage and freight, provided in each case that the amounts are separately charged on the relevant invoice;

c) value added tax or other sales tax; and,

d) import duties or similar applicable government levies actually paid.

Sales between any of the Licensee, its Affiliates and sub-licensees shall not be considered for the purposes of this definition unless there is no subsequent sale to a person who is not the Licensee, its Affiliate or sub-licensee in an arm’s length transaction exclusively for money within three months from the original sale or such other time period as may be agreed by the Parties from time to time on a case by case basis.

Parties

ValiPharma and Hypergenomics, and “Party” shall mean either of them.

Patents

Any and all of the patents and patent applications referred to in Schedule 1

Primary License

The license granted to Hypergenomics by License from Imperial Innovations Limited under the Deed of Novation dated on or around the date of this agreement.

Royalty Income

Any royalty payment (excluding value added tax) obtained by, or due to, the Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents.

Service

The supply of a consultancy or technical service (including contract research and development) to a third party that includes within the provision of such service or requires in its performance the Licensee’s use of technology falling within a Valid Claim of the Patents.

Service Fee

Any fee, after deduction of any value-added tax or other sales tax, invoiced to any third party by the Licensee or its Affiliates for the provision of a Service.

Sub-license

Non-Royalty Income

The amount of any payment (excluding value added tax and Royalty Income), and the value of any non-monetary receipt, obtained by, or due to, Licensee or its Affiliates, in relation to the sub-licensing (including the grant of any option over a sub-license) of any of the Patents, and including any of the following:

a) up-front, milestone (whether at the stage of development, marketing or otherwise), success, bonus, maintenance and periodic (including annual) payments due under any sub-license agreement;

b) where any sub-license is to be granted under cross-licensing arrangements, the value of any third party license obtained under such arrangements;

c) any funding received from a sub-licensee for shares, options or other securities in respect of any of the share capital of the Licensee or its Affiliates;

d) any guarantee or other financial benefit received from a sub-licensee; and

e) any loan received from a sub-licensee which is not ultimately repaid, or any loan which is on terms other than arm’s length terms, or any loan that is convertible to equity or other non-cash form where such conversion occurs.

Technology

All technologies based on or arising from the Patents

Territory

Worldwide.

Valid Claim

A claim of a patent or patent application that has not expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and non-appealable judgment.

Grant of Rights

1.1

Licences. Hypergenomics hereby grants to ValiPharma, subject to the provisions of this Agreement, a transferable, exclusive license in the Field under the Patents to manufacture, use and sell or otherwise supply Licensed Products in the Territory.

1.2

Formal licenses. At the request and cost of the Licensee, the Parties shall execute such formal licenses as may be necessary or appropriate for registration of this Agreement with Patent Offices and other relevant authorities in particular territories. In the event of any conflict in meaning between any such license and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of the formal license(s) (if any) referred to in this Clause 1.2, the Parties shall so far as possible have the same rights and obligations towards one another as if such license(s) had been granted. The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities; this Agreement shall not form part of any public record.

1.3

Sub-licensing. ValiPharma shall be entitled to grant sub-licenses of its rights under this Agreement to any person, provided that:

a) the sub-license shall include obligations on the sub-licensee which are equivalent to the obligations on ValiPharma under this Agreement;

b) within 30 days of the grant of any sub-license ValiPharma shall provide to Hypergenomics a true copy of it; and ValiPharma shall be responsible for any breach of the sub-license by the sub-licensee, as if the breach had been that of ValiPharma under this Agreement, and ValiPharma shall indemnify Hypergenomics against any loss, damages, costs, claims or expenses which are awarded against or suffered by Hypergenomics as a result of any such breach by the sub-licensee;

c) the sub-licence is exclusively for use within the Field.

1.4

No other license. Except for the licenses expressly granted by this Agreement, Hypergenomics reserves all its rights. Without prejudice to the generality of the foregoing Hypergenomics reserves all rights under the Patents outside the Field.

1.5

Subject to Clause 1.3, ValiPharma shall have the right to sub-license its rights contained in this agreement to any of its third party collaborators.

1.6

The Licensee shall mark all Licensed Products with the relevant patent numbers of the Patents and with a clear and prominent statement in a form approved by Hypergenomics that the Licensed Products are manufactured and supplied by the Licensee under licence from Hypergenomics.

1.7

Further developments. If the Licensee makes, devises, discovers, or otherwise acquires rights in, any Improvement, the Licensee shall, to the extent that it is not prohibited by law or by any obligation to any other person (other than to a Group company), promptly notify Hypergenomics in writing giving details of the Improvement, and shall, if Hypergenomics so requests, provide such further information as is reasonably required to be able to effectively evaluate the Improvement.

1.8

The Licensee shall grant to Hypergenomics and its affiliates a non-exclusive, royalty-free, worldwide irrevocable licence (together with the right to grant sub-licences) to use in any manner any Improvement made, devised or discovered by the Licensee provided that, where such Improvement is not a new application of the technology that is the subject of the Patents, or is not severable from the Patents, such licence shall be exclusive.

Know-how and Confidential Information

2.1

Confidentiality obligations. Each Party (“Receiving Party”) undertakes:

2.1.1

 to maintain as secret and confidential all know-how and other technical or commercial information obtained directly or indirectly from the other Party (“Disclosing Party”) in the course of or in anticipation of this Agreement and to respect the Disclosing Party’s rights therein;

2.1.2

 to use the same exclusively for the purposes of this Agreement; and

2.1.3

 to disclose the same only to those of its employees, Affiliates and sub-licenses pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

2.2

Exceptions to obligations. The provisions of Clause 2.1 shall not apply to know-how and other information which the Receiving Party can demonstrate by reasonable, written evidence:

2.2.1

was, prior to its receipt by the Receiving Party from the Disclosing Party, in the possession of the Receiving Party and at its free disposal; or

2.2.2

is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party who has not derived it directly or indirectly from the Disclosing Party; or

2.2.3

is or becomes generally available to the public through no act or default of the Receiving Party or its employees, Affiliates or sub-licensees; or

2.2.4

the Receiving Party is required to disclose to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the Receiving Party shall:

2.2.4.1

inform the Disclosing Party as soon as is reasonably practicable; and,

2.2.4.2

at the Disclosing Party’s request seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority’s procedures.

2.3

Disclosure to employees. The Receiving Party shall procure that all of its employees, Affiliates and sub-licensees pursuant to this Agreement (if any) who have access to any of the Disclosing Party’s information to which Clause 2.1 applies, shall be made aware of and subject to these obligations and shall have entered into written undertakings of confidentiality at least as restrictive as in this Agreement.

Payments

3.1

In exchange for the Licenses to the Patents ValiPharma will pay to Hypergenomics an annual technology access fee of £1.00 on the Commencement Date and on each anniversary following the signing of this Agreement.

3.2

Royalties

3.2.1

Royalties on Net Sales Value. The Licensee shall pay to Hypergenomics a royalty of 5% of the Net Sales Value.

3.2.2

Royalties on Service Fees. The Licensee shall pay to Hypergenomics a royalty of 15% of all Service Fees.

3.2.3

Royalties on Net Receipts

3.2.3.1

Royalties on sub-license Royalty Income. The Licensee shall pay to Hypergenomics a royalty equal to the following percentage of the Royalty Income over the term of this Agreement: 25% of all cumulative Royalty Income less than or equal to £1,000,000 and, 20% of all cumulative Royalty Income in excess of £1,000,000.

3.2.3.2

Royalties on Sub-license Non-Royalty Income. The Licensee shall pay to Hypergenomics a royalty of 15% of Sub-license Non-Royalty Income.

3.3

If the Parties disagree as to the calculation of any Service Fees, Net Receipts or Net Sales Value, including without limitation any disagreement as to the cash value of any non-monetary receipt, but excluding any dispute as to whether a product is a Licensed Product, such disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2

3.4

Combination Products. If any Licensed Products are incorporated in any other product (“Combination Product”) supplied by the Licensee or its Affiliates and the Licensed Product is not priced separately from the Combination Product, the Net Sales Value of such Licensed Product shall be deemed to be that proportion of the Net Sales Value of the Combination Product which is attributable to the Licensed Product, comparing the actual manufacturing cost of the Licensed Product with that of the Combination Product, as in the following formula: Net Sales Value of Licensed Product = (actual manufacturing cost of Licensed Product divided by total actual manufacturing cost of Combination Product) x Net Sales Value of Combination Product. If the Parties disagree as to the calculation of the actual manufacturing cost referred to in this Clause 3.4, such disagreement shall be referred to an independent expert who shall be appointed and who shall act in accordance with the provisions of Schedule 2.

3.5

Payment frequency. Royalties due under this Agreement shall be paid within 60 days of the end of each quarter ending on 31 March, 30 June, 30 September and 31 December, in respect of sales of Licensed Products or Services made and sub-licenses current during such quarter and within 60 days of the termination of this Agreement.

3.6

Payment terms. All sums due under this Agreement:

3.6.1

are exclusive of value added tax which where applicable will be paid by the Licensee to Hypergenomics in addition;

3.6.2

shall be paid in any recognised currency at Hypergenomics’ sole discretion in cash by transferring an account in aggregate to the following account:

Bank name:

United Overseas Bank Limited

Branch name:

Orchard Branch

Address:

230 Orchard Road

#01-230 Faber House

Singapore, 238854

Account Name:

Hypergenomics Pte. Limited

Account Number:

TBC

SWIFT Code:

TBC

and in the case of sales or sub-license income received by ValiPharma or its Affiliates in a currency other than pounds sterling or Euros, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the buying rate of such other currency as quoted by The Royal Bank of Scotland in London as at the close of business on the last business day of the quarterly period with respect to which the payment is made;

3.6.3

shall be made without deduction of income tax or other taxes charges or duties that may be imposed, except insofar as ValiPharma is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, at the expense of ValiPharma, to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide Hypergenomics with such certificates or other documents as it can reasonably obtain to enable Hypergenomics to obtain appropriate relief from double taxation of the payment in question; and

3.6.4

shall be made by the due date, failing which Hypergenomics may charge interest on any outstanding amount on a daily basis at a rate equivalent to 3% London Interbank Offered Rate then in force in London.

3.7

Exchange controls. If at any time during the continuation of this Agreement the Licensee is prohibited from making any of the payments required hereunder by a governmental authority in any country then ValiPharma shall within the prescribed period for making the said payments in the appropriate manner use its best endeavours to secure from the proper authority in the relevant country permission to make the said payments and shall make them within 7 days of receiving such permission. If such permission is not received within 30 days of ValiPharma making a request for such permission then, at the option of Hypergenomics, ValiPharma shall deposit the royalty payments due in the currency of the relevant country either in a bank account designated by Hypergenomics within such country or such royalty payments shall be made to an associated company of Hypergenomics designated by Hypergenomics and having offices in the relevant country designated by Hypergenomics.

3.8

Royalty statements. ValiPharma shall send to Hypergenomics at the same time as each royalty payment is made in accordance with Clause 3.8 a statement setting out, in respect of each territory or region in which Licensed Products or Services are sold, the types of Licensed Product or Services sold, the quantity of each type sold, and the total Net Sales Value, Service Fees and the total Net Receipts in respect of each type, expressed both in local currency and pounds sterling and showing the conversion rates used, during the period to which the royalty payment relates.

Records

4.1

The Licensee shall keep at its normal place of business detailed and up to date records and accounts showing the quantity, description and value of Licensed Products and Services sold by it, and the amount of sublicensing revenues received by it in respect of Licensed Products, on a country by country basis, and being sufficient to ascertain the payments due under this Agreement.

4.2

The Licensee shall make such records and accounts available, on reasonable notice, for inspection during business hours by an independent chartered accountant nominated by Hypergenomics for the purpose of verifying the accuracy of any statement or report given by the Licensee to Hypergenomics under this Clause 4. The frequency of inspections shall be limited to a maximum of one inspection in any three month period. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to Hypergenomics only such details as may be necessary to report on the accuracy of the Licensee’s statement or report. Hypergenomics shall be responsible for the accountant’s charges unless the accountant certifies that there is an inaccuracy leading to an underpayment of more than 5% (five percent) in any statement, in which case the Licensee shall pay his charges in respect of that inspection.

6

Intellectual property

6.1

Infringement of the Patents

6.1.1

Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents in the Field, and the Parties shall consult with each other to decide the best way to respond to such infringement.

6.1.2

If the Parties fail to agree on a joint programme of action, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then the Licensee shall be entitled to take action against the third party at its sole expense, subject to the following provisions of this Clause 6.2.

6.1.3

Before starting any legal action under Clause 6.2, the Licensee shall consult with (and take account of the view of) Hypergenomics as to the advisability of the action or settlement, its effect on the good name of Hypergenomics, the public interest, and how the action should be conducted.

6.1.4

If the alleged infringement is both within and outside the Field, the Parties shall also co-operate with Hypergenomics’ other licensees (if any) in relation to any such action and shall take such action in respect of such infringement as Hypergenomics may request in writing.

6.1.5

The Licensee shall indemnify Hypergenomics for all Claims (including any damages, costs, expenses and liability of whatsoever nature) incurred in relation to such action within 30 days of being notified of the amount of such expenses by Hypergenomics. The Licensee shall in addition pay to Hypergenomics a royalty of 15% (fifteen percent), in accordance with Clause 3, on any damages received from such action as if such damages were Net Receipts of the type envisaged in Clause 3.3.2.

6.1.6

Hypergenomics may agree to be joined in any suit to enforce such rights subject to being indemnified and secured in a manner acceptable to Hypergenomics in its absolute discretion as to any costs, damages, expenses or other liability and shall have the right to be separately represented by its own counsel at the Licensee’s expense.

6.2

Infringement of third party rights

6.2.1

If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

6.2.2

The Licensee shall have the right but not the obligation to defend such suit to the extent it relates to activities in the Field and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the Patent (whether as to validity or otherwise), the consent of Hypergenomics must be obtained before taking such action or making such settlement.

7

Warranties and Liability

7.1

Both Parties are aware of their rights under the Deed of Novation dated on or about the date of this agreement as signed by both parties and no further warranties are given with respect to the Primary Licence and the IPR. Both parties being fully aware and Parties to the various agreements.

7.2

Indemnity. ValiPharma shall indemnify all Indemnitees against all third party Claims that may be asserted against or suffered by any of the Indemnitees and which relate to the use by ValiPharma or any of its Affiliates or sub-licensees of the Patents or otherwise in connection with the development, manufacture, use or sale of or any other dealing in any of the Licensed Products or provision of any Services by Licensee or any of its sub-licensees, or subsequently by any customer or any other person, including claims based on product liability laws.

7.3

Liability.

7.3.1

To the extent that any Indemnitee has any liability in contract, tort, or otherwise under or in connection with this Agreement, including any liability for breach of warranty, their liability shall be limited in accordance with the following provisions of this Clause 7.3.

7.3.2

The aggregate liability of the Indemnitees shall be limited to the total income that Hypergenomics has received from the Licensee (less any expenses that Hypergenomics has incurred in obtaining, maintaining or defending the Patents) during the period of 5 (Five) years preceding the date on which the liability arises; and,

7.3.3

In no circumstances shall any of the Indemnitees be liable for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the Licensee or its Affiliates or sub-licensees:

7.3.3.1

that is of an indirect, special or consequential nature or

7.3.3.2

any loss of profits, revenue, business opportunity or goodwill.

7.4.4

Nothing in this Agreement excludes any person’s liability to the extent that it may not be so excluded under applicable law, including any such liability for death or personal injury caused by that person’s negligence, or liability for fraud.

8

Term and Termination

8.1

Commencement and Termination by Expiry. This Agreement, and the licenses granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 8 shall continue in force until the expiration, lapse or invalidation of the last remaining patents issued under the Patents or if such Patents are patent applications under such patents, until they are refused or rejected without a right of appeal.

8.2

Early Termination

8.2.1

The Licensee may terminate this Agreement at any time on 90 days’ notice in writing to Hypergenomics.

8.2.2

Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by notice in writing to the other Party (“Other Party”), such notice to take effect as specified in the notice:

8.2.2.1

if the Other Party is in material breach of this Agreement and, in the case of a breach capable of remedy within 90 days, the breach is not remedied within 90 days of the Other Party receiving notice specifying the breach and requiring its remedy; or if:

8.2.2.2

any of the following occurs;

8.2.2.2.1

the Other Party becomes insolvent or unable to pay its debts as and when they become due;

8.2.2.2.2

an order is made or a resolution is passed for the winding up of the Other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction); or

8.2.2.2.3

the other Party is subject to a force majeure under clause 10.1 and fails to remedy such force majeure within 90 days;

8.2.3

Hypergenomics may terminate this Agreement by giving written notice to the Licensee, such termination to take effect forthwith or as otherwise stated in the notice if the Licensee or any of its Affiliates or sub-licensees commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity or ownership of any of the Patents.

8.3

Consequences of termination or expiry

8.3.1

The Licensee agrees that termination or expiry of this Agreement for any reason shall not absolve the Licensee’s obligations to pay Patents costs subject to Clause 6.1 of this Agreement where such costs are in respect of a period prior to the date of termination.

8.3.2

Upon termination or expiry of this Agreement for any reason:

8.3.2.1

otherwise than in accordance with Clause 8.1, the Licensee and its sub-licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 3) any unsold or unused stocks of the Licensed Products for a period of 6 months following the date of termination;

8.3.2.2

the Licensee shall no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents, in so far and for as long as any of the Patents remain in force;

8.3.2.3

the Licensee shall consent to the cancellation of any formal license granted to it, or of any registration of it in any register, in relation to any of the Patents; and

8.3.3

Subject as provided in these Clauses 8.3.1 and 8.3.2, and except in respect of any accrued rights, neither party shall be under any further obligation to the other.

8.3.4

Upon termination or expiry of this Agreement for any reason the provisions of clauses 1.4, 3.1 to 3.4, 4 (in respect of sales made or other income generated prior to termination or under clauses 8.3.2.1), 6, 7.2, 7.3, 8, 10.8, 10.9 and 10.13 shall remain in force.

8.3.5

Upon termination or expiry of this Agreement for any reason, all rights (of whatsoever nature) to the Patents shall return to Hypergenomics.

8.3.6

Upon termination or expiry of this Agreement for any reason, the Licensee will do all that is necessary to transfer the ownership of any of its and its sub-licensees’ intellectual property rights that constitute improvements, modifications or enhancements created, developed or arising from the Technology and/or the Patents to Hypergenomics and pending such transfer the license granted to Hypergenomics by the Licensee in clause 1.4 shall continue in full force and effect. Any costs incurred in transferring ownership shall be borne solely by the Licensee.

9

Governance

9.1

Hypergenomics has the right to request the Licensee or its Affiliates to hold bi-annual scientific and commercial review and strategy meetings on the progress and future activities for the commercialisation of the Technology where Hypergenomics will have the right to attend and contribute.

9.2

Within 30 days after the signing of this Agreement, and within 30 days of the anniversary in each subsequent calendar year, the Licensee or its Affiliate shall provide in writing to Hypergenomics:

9.2.1

a forward looking plan outlining the intended work plan for the following 12 month period, such plan shall include details of any proposed changes to any of the claims made in any of the Patents;

9.2.2

an outline report on research and development progress made (including details of changes made to any of the claims in any of the Patents) and list agreements, including sub-licensing discussions and agreements, entered into with any third parties in relation to rights granted under this Agreement during the preceding twelve months.

10

General

10.1

Force majeure. Neither Party shall have any liability or be deemed to be in breach of this Agreement (save in respect of non-payment by the Licensee of any sums owing to Hypergenomics) for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

10.2

Amendment. This Agreement may only be amended in writing signed by duly authorised representatives of Hypergenomics and the Licensee.

10.3

Assignment and third party rights.

10.3.1

Subject to Clause 10.3.2, neither Party shall assign any rights or obligations under this Agreement without the prior written consent of the other Party.

10.3.2

Either Party may assign all its rights and obligations under this Agreement to any of its Affiliates and to any company to which it transfers all or substantially all of its assets or business, PROVIDED that the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement. However a Party shall not have such a right to assign this Agreement if it is insolvent or any other circumstance described in Clause 8.2.2.2 applies to it.

10.4

Waiver. No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

10.5

Invalid clauses. If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

10.6

No Agency. Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

10.7

Interpretation. In this Agreement:

10.7.1

the headings are used for convenience only and shall not affect its interpretation;

10.7.2

references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

10.7.3

references to Clauses and Schedules mean clauses of, and schedules to, this Agreement;

10.7.4

references in this Agreement to termination shall include termination by expiry; and

10.7.5

where the word “including” is used it shall be understood as meaning “including without limitation”.

10.8

Notices

10.8.1

Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail) to the address of the relevant Party set out at the head of this Agreement, or to the relevant fax number set out below, or such other address or fax number as that Party may from time to time notify to the other Party in accordance with this Clause 10.8. The fax numbers of the Parties are as follows:

ValiPharma FAX number:

+44 203 008 4415

Hypergenomics FAX number:

+65 6333 7235

10.8.2

Notices sent as above shall be deemed to have been received three working days after the day of posting (in the case of inland first class mail), or seven working days after the date of posting (in the case of air mail), or on the next working day after transmission (in the case of fax messages, but only if a transmission report is generated by the sender’s fax machine recording a message from the recipient’s fax machine, confirming that the fax was sent to the number indicated above and confirming that all pages were successfully transmitted).

10.9

Law and jurisdiction. This Agreement shall be governed by the Laws of England and Wales.

10.10

Further action. Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.11

Announcements. Save as required by law or in respect of any regulatory requirements, neither Party shall make any press or other public announcement concerning any aspect of this Agreement, without prior consent of the other Party.

10.12

Entire agreement. This Agreement, including its Schedules, sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

10.13

Third parties. Except for the rights of the Indemnitees as provided in clauses 7.3 and 7.4, who may in their own right enforce the provisions of that Clause, this Agreement does not create any right enforceable by any person who is not a party to it (‘Third Party’) under the Contracts (Rights of Third Parties) Act 1999, but this clause does not affect any right or remedy of a Third Party which exists or is available apart from that Act. The Parties may amend, renew, terminate or otherwise vary all or any of the provisions of this Agreement, including Clauses 7.2 and 7.3, without the consent of the Indemnitees.

AGREED by the parties through their authorised signatories

For and on behalf of

HYPERGENOMICS PTE. LIMITED

Signed /s/ Cameron Reynolds

Name    Cameron Reynolds

Title      Director

Date      09 June 2011

For and on behalf of

VALIPHARMA LIMITED

Signed

/s/ Satu Vainikka

Name

Satu Vainikka

Title

CEO

Date

09 June 2011

Schedule 1

The Patents

Reference	Country	Title	Priority Date	Application No.	Publication No.	Case Status
WO2002GB03080	worldwide	Method for Determining Chromatin Structure …	05/07/2001	PCT/GB02/03080	WO202GB03080 20020704	Pending

Schedule 2

Appointment of expert

1.

Pursuant to Clauses 3.3 and 3.4, Hypergenomics may serve a notice on the Licensee (“Referral Notice”), in accordance with Clause 10.8, notifying the Licensee that it wishes to refer the dispute to an expert (the “Expert”) for his determination.

2.

The Parties shall agree the identity of a single independent, impartial expert to determine such questions.  In the absence of such agreement within 30 days of the Referral Notice, either of the Parties may request an expert be appointed by the President of The Law Society of England and Wales.

3.

60 days after the giving of a Referral Notice, both Parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the Expert.

4.

Each Party may, within 30 days of the date of exchange of statement of case pursuant to paragraph 3 above, serve a reply to the other side’s statement of case of not more than 10,000 words.  A copy of any such reply shall be simultaneously sent to the Expert.

5.

The Expert shall make his decision on the basis of written statements and supporting documentation only and there shall be no oral hearing.  The Expert shall issue his decision in writing within 30 days of the date of service of the last reply pursuant to paragraph 4 above, or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3 above.

6.

The Expert’s decision shall (in the absence of manifest error) be final and binding on the Parties.

7.

All costs in relation to the appointment of the Expert shall be borne by the Parties in such proportions as the Expert shall determine.